EXHIBIT 4.2

                             PetHealth Systems, Inc.
                              1997 Stock Award Plan

     This 1997 Stock Award Plan (the "Plan") of PetHealth Systems, Inc. (the "Company") is adopted by the directors of the Company as of February 7, 1997, which is the date of its approval by the shareholders of the Company. The Company formerly was named "Triangle, Inc." The Company is a Colorado corporation with principal executive offices located at 444 Madison Avenue, Suite 1710, New York, New York 10022

     Whereas, from time to time the Company intends to obtain the services of individuals as directors, officers, employees, or consultants, and to compensate such individuals with cash and the issuance of shares of Common Stock of the Company, the following Plan is adopted:

     1. Reservation of Shares. The Company hereby reserves and sets aside 400,000 shares of Common Stock, without par value, for issuance under this Plan.

     2. Issuance of Shares; Valuation of Services. Shares of Common Stock shall be issued only to individuals who have served or have agreed to serve as directors and/or officers and/or employees of the Company, or who have provided or agreed to provide consulting or advisory services to the Company. The number of shares of Common Stock to be issued shall be determined by the written resolution of the disinterested directors of the Company, who shall estimate the value of the services to be rendered to the Company and set the number of shares issued therefor based on the average of the bid and ask market prices of the Common Stock for the 5 business days prior to the resolution of the disinterested directors. The issuance of shares based upon such valuations shall constitute income to the individuals receiving such shares, for purposes of state and federal income taxes. The issuance of shares shall be reported by the Company to the IRS for the receiving individuals on Form W-2 or Form 1099, as appropriate, and deducted as an expense on the books of the Company.

     All shares issued under this Plan shall be issued as fully paid and nonassessable shares of Common Stock of the Company.

        3.     Status of Securities.

     (a) Except for transactions which comply with subparagraph (b) below, all shares issued under the Plan shall be issued as restricted securities as such term is defined under the rules and regulations of the Securities and Exchange Commission ("SEC") as promulgated pursuant to the Securities Act of 1933, as amended ("1933 Act"). Certificates for all shares issued under this subparagraph
(a) shall bear a restrictive legend in form customary to restricted securities.



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     (b) If the Company has  registered  the  issuance of shares  under the Plan with the SEC by the filing of a registration statement therefor pursuant to the 1933 Act on Form S-8, all shares issued while such registration statement is in effect shall be issued as unrestricted securities provided

          (i) that the information delivery and record retention requirements as specified by SEC Rule 428 have been met by the Company in connection with the issuance of shares under this Plan (a copy of Rule 428 is attached hereto and incorporated herein by reference);

          (ii) that a copy of this Plan and of Rule 428 has been delivered to each individual receiving shares hereunder, and such individual has acknowledged such receipt by execution of the acknowledgement form accompanying this Plan; and

          (iii) that resale of any shares issued under this Plan which constitute "control securities" (as defined in General Instruction C to Form S-8), which shares have been acquired by any "affiliate" (as defined in SEC Rule 405) of the Company, shall be effected by such affiliate only by means of a separate prospectus (the "reoffer prospectus"). The reoffer prospectus must be prepared by the Company and filed with the SEC as part of the initial registration statement on Form S-8 or as a post-effective amendment thereto, and qualified under state law as applicable.

     4. Status as a Rule 16b-3 Plan. The acquisition of shares pursuant to this Plan by an officer or director of the Company is intended to qualify as a transaction in the equity securities of the Company which is exempt from Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") pursuant to SEC Rule 16b- 3(d)(1).

     5. Section 16(a) Reporting. Each acquisition of shares pursuant to this Plan by an officer or director of the Company shall be reported pursuant to
Section 16(a) of the Exchange Act, by the filing with the SEC by such person of a Form 4 by the tenth day of the month following the month wherein the board of directors of the Company authorized the issuance of shares to such person under this Plan. The date of such authorization shall be the date of acquisition of such shares by such person, for purposes of Section 16(a) and Form 4. Each disposition of such shares by such person shall also shall be reported by the filing of a Form 4 by the tenth day of the month following the month wherein the disposition has been effected.


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
     The foregoing 1997 Stock Award Program has been adopted by the directors by consent in lieu of a meeting, effective as of the date first stated above.


  s/ Ted A. Sprinkle, Jr.                            s/ Kenneth J. Rotondo
-----------------------------                      -----------------------------
Ted A. Sprinkle, Jr.                               Kenneth J. Rotondo


  s/ Joseph J. Messina                               s/ Martin I. Saposnick
-----------------------------                      -----------------------------
Joseph J. Messina                                  Martin I. Saposnick







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                                    Form of Acknowledgment

     The undersigned acknowledges receipt of a copy of the 1997 Stock Award Plan of PetHealth Systems, Inc. ("Company"), the Form 10-KSB Report as filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") for the most recent fiscal year, the interim reports on Form 10-QSB filed by the Company with the SEC since the end of the most recent fiscal year, the proxy statement prepared pursuant to
Schedule 14A or the information statement prepared pursuant to Schedule 14C of the SEC rules promulgated under the Exchange Act, and the reports on Form 8-K filed by the Company with the SEC since the end of the most recent fiscal year.

     The undersigned (check one) ___ is ___ is not an "affiliate" of the Company.


_________________________                   Date: _____________, 199__.
Signature of Recipient

_________________________
Print name and address
(and title if an entity)

_________________________

_________________________

_________________________

_________________________
Social Security Number
or Employer Identification
Number

Acknowledgment Received

PetHealth Systems, Inc.


_________________________
Authorized Officer

_________________________
Print name


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